EXHIBIT 32.2

 CERTIFICATION OF THE CHIEF FINANCIAL OFFICER PURSUANT TO 8 U.S.C. SECTION 1350
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Euro Group of Companies, Inc. (formerly ICT Technologies, Inc.) (the "Company") on Form 10-KSB for the period ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Andrew Eracleous, Chief Financial Officer of the Company, certify, pursuant to 8 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                            /s/  Andrew Eracleous
                                            -----------------------------------
                                                 Andrew Eracleous
                                                 Chief Financial Officer
May 14, 2008



These certifications are being furnished pursuant to section 906 of the Sarbanes-Oxley Act of 2002 and, except to the extent required by the Sarbanes-Oxley Act , shall not be deemed to be filed as part of the periodic report described herein nor shall they be deemed filed by Euro Group of Companies, inc. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of the written statements required by Section 906 has been provided to Euro Group of Companies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.